                                                                  Exhibit (k)(4)

================================================================================

                                   $50,000,000

                           REVOLVING CREDIT AGREEMENT

                                      among

                          PROSPECT ENERGY CORPORATION,
                                  as Borrower,

                           THE LENDERS PARTIES HERETO,
                                   as Lenders

                                       and

                        HSH NORDBANK AG, NEW YORK BRANCH,
                             as Administrative Agent

                            Dated as of July 20, 2006

================================================================================

                        HSH NORDBANK AG, NEW YORK BRANCH,
                   as Sole Lead Arranger and Sole Book Runner

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     1
   Section 1.1.  Defined Terms...........................................     1
   Section 1.2.  Other Definitional Provisions...........................    18
   Section 1.3.  Accounting Terms........................................    18
   Section 1.4.  Computation of Time Periods.............................    19
ARTICLE II THE LOANS; AMOUNT AND TERMS...................................    19
   Section 2.1.  Loans...................................................    19
   Section 2.2.  Fees....................................................    21
   Section 2.3.  Commitment Reductions...................................    21
   Section 2.4.  Prepayments.............................................    22
   Section 2.5.  Default Rate and Payment Dates..........................    23
   Section 2.6.  Conversion Options......................................    24
   Section 2.7.  Computation of Interest and Fees........................    25
   Section 2.8.  Pro Rata Treatment and Payments.........................    26
   Section 2.9.  Non-Receipt of Funds by the Administrative Agent........    27
   Section 2.10. Inability to Determine Interest Rate....................    28
   Section 2.11. Illegality..............................................    28
   Section 2.12. Requirements of Law.....................................    29
   Section 2.13. Indemnity...............................................    30
   Section 2.14. Taxes...................................................    30
ARTICLE III REPRESENTATIONS AND WARRANTIES...............................    32
   Section 3.1.  Financial Condition.....................................    32
   Section 3.2.  No Change...............................................    33
   Section 3.3.  Corporate Existence.....................................    33
   Section 3.4.  Corporate Power; Authorization; Enforceable
                    Obligations..........................................    33
   Section 3.5.  Compliance with Laws; No Conflict; No Default...........    33
   Section 3.6.  No Material Litigation..................................    34
   Section 3.7.  Investment Company Act, Etc.............................    34
   Section 3.8.  Margin Regulations......................................    34
   Section 3.9.  ERISA...................................................    34
   Section 3.10. Environmental Matters...................................    35
   Section 3.11. Use of Proceeds.........................................    36
   Section 3.12. Subsidiaries............................................    36

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
   Section 3.13. Ownership...............................................    36
   Section 3.14. Indebtedness............................................    36
   Section 3.15. Taxes...................................................    36
   Section 3.16. Intellectual Property Rights............................    37
   Section 3.17. Solvency................................................    37
   Section 3.18. Investments.............................................    37
   Section 3.19. No Burdensome Restrictions..............................    37
   Section 3.20. Labor Matters...........................................    37
   Section 3.21. Accuracy and Completeness of Information................    38
   Section 3.22. Material Contracts......................................    38
   Section 3.23. Anti-Terrorism Laws.....................................    38
   Section 3.24. Deposits to Collateral Account..........................    38
   Section 3.25. Insurance...............................................    38
   Section 3.26. Security Documents......................................    39
   Section 3.27. RIC/BDC Requirements....................................    39
   Section 3.28. Collateral..............................................    39
ARTICLE IV CONDITIONS PRECEDENT..........................................    39
   Section 4.1.  Conditions to Closing Date..............................    39
   Section 4.2.  Conditions to All Loans.................................    42
ARTICLE V AFFIRMATIVE COVENANTS..........................................    43
   Section 5.1.  Financial Statements....................................    43
   Section 5.2.  Certificates; Other Information.........................    44
   Section 5.3.  Payment of Taxes and Other Obligations..................    46
   Section 5.4.  Maintenance of Existence................................    46
   Section 5.5.  Maintenance of Property; Insurance......................    46
   Section 5.6.  Inspection of Property; Books and Records; Discussions..    47
   Section 5.7.  Notices.................................................    47
   Section 5.8.  Environmental Laws......................................    48
   Section 5.9.  Compliance with Law.....................................    48
   Section 5.10. Pledged Assets..........................................    48
   Section 5.11. Custody and Control.....................................    49
   Section 5.12. Covenants Regarding Patents, Trademarks and Copyrights..    49

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   Section 5.13. Lien Waivers............................................    50
   Section 5.14. Investment Company Act..................................    50
ARTICLE VI NEGATIVE COVENANTS............................................    50
   Section 6.1.  Indebtedness............................................    50
   Section 6.2.  Liens...................................................    51
   Section 6.3.  Nature of Business......................................    51
   Section 6.4.  Consolidation, Merger, Sale or Purchase of Assets, etc..    51
   Section 6.5.  Advances, Investments and Loans.........................    52
   Section 6.6.  Transactions with Affiliates............................    52
   Section 6.7.  Ownership of Subsidiaries; Restrictions.................    52
   Section 6.8.  Fiscal Year; Organizational Documents; Material
                    Contracts............................................    52
   Section 6.9.  Limitation on Restricted Actions........................    52
   Section 6.10. Restricted Payments.....................................    53
   Section 6.11. Prepayments of Indebtedness, etc........................    53
   Section 6.12. Modification to Investment Documents....................    53
   Section 6.13. No Further Negative Pledges.............................    53
   Section 6.14. Distributions...........................................    53
   Section 6.15. Deposit Accounts........................................    53
   Section 6.16. Payment Instructions....................................    54
ARTICLE VII EVENTS OF DEFAULT............................................    54
   Section 7.1.  Events of Default.......................................    54
   Section 7.2.  Acceleration; Remedies..................................    56
ARTICLE VIII THE ADMINISTRATIVE AGENT....................................    56
   Section 8.1.  Appointment.............................................    56
   Section 8.2.  Delegation of Duties....................................    57
   Section 8.3.  Exculpatory Provisions..................................    57
   Section 8.4.  Reliance by Administrative Agent........................    57
   Section 8.5.  Notice of Default.......................................    58
   Section 8.6.  Non-Reliance on Administrative Agent and Other Lenders..    58
   Section 8.7.  Indemnification.........................................    58
   Section 8.8.  The Administrative Agent in Its Individual Capacity.....    59
   Section 8.9.  Successor Administrative Agent..........................    59

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
   Section 8.10. Other Agents............................................    60
ARTICLE IX MISCELLANEOUS.................................................    60
   Section 9.1.  Amendments, Waivers and Release of Collateral...........    60
   Section 9.2.  Notices.................................................    62
   Section 9.3.  No Waiver; Cumulative Remedies..........................    63
   Section 9.4.  Survival of Representations and Warranties..............    63
   Section 9.5.  Payment of Expenses and Taxes; Indemnification..........    63
   Section 9.6.  Successors and Assigns; Participations; Purchasing
                    Lenders..............................................    64
   Section 9.7.  Adjustments; Set-off....................................    66
   Section 9.8.  Table of Contents and Section Headings..................    67
   Section 9.9.  Counterparts............................................    67
   Section 9.10. Effectiveness...........................................    67
   Section 9.11. Severability............................................    67
   Section 9.12. Integration.............................................    68
   Section 9.13. Governing Law...........................................    68
   Section 9.14. Consent to Jurisdiction and Service of Process..........    68
   Section 9.15. Confidentiality.........................................    68
   Section 9.16. Acknowledgments.........................................    69
   Section 9.17. Waivers of Jury Trial; Waiver of Consequential Damages..    69
   Section 9.18. PATRIOT Act Notice......................................    69

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
EXHIBITS
Exhibit A         Form of Notice of Account Designation
Exhibit B         Form of Notice of Borrowing
Exhibit C         Form of Notice of Conversion/Extension
Exhibit D         Form of Section 2.14 Certificate
Exhibit E         Form of Secretary's Certificate
Exhibit F         Form of Solvency Certificate
Exhibit G         Form of Officer's Compliance Certificate
Exhibit H         Form of Commitment Transfer Supplement
Exhibit I         Form of Borrower Information Certificate
Exhibit J         Form of Use of Proceeds Certificate
Exhibit K         Form of Control Agreement
Exhibit L         Form of Credit and Collection Policy
Exhibit M         Form of Opinion
Exhibit N         Form of Borrowing Base Certificate
Exhibit O         Form of Note

SCHEDULES
Schedule 1.1(a)   Eligible Loan Criteria
Schedule 1.1(b)   Investments
Schedule 2.1(a)   Schedule of Lenders and Commitments
Schedule 3.3      Jurisdiction of Organization and Qualification
Schedule 3.6      Litigation
Schedule 3.12     Subsidiaries
Schedule 3.16     Intellectual Property
Schedule 3.20     Labor Matters
Schedule 3.22     Material Contracts
Schedule 5.5(b)   Insurance
Schedule 6.1(b)   Indebtedness
Schedule 9.2      Lenders' Lending Offices

     CREDIT AGREEMENT, dated as of July 20, 2006 (this "Credit Agreement"), among PROSPECT ENERGY CORPORATION, a Maryland corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Credit Agreement (collectively the "Lenders" and each individually a "Lender") and HSH NORDBANK AG, NEW YORK BRANCH, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                                  WITNESSETH:

     WHEREAS, the Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1. Defined Terms.

     As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

     "Account Designation Letter" shall mean the Notice of Account Designation Letter dated as of the Closing Date from the Borrower to the Administrative Agent in substantially the form attached hereto as Schedule 1.1(a).

     "Administration Agreement" shall mean that certain Administration Agreement, dated as of July 22, 2004, by and between the Borrower and Prospect Administration, LLC.

     "Administrative Agent" shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

     "Advisory Agreement" shall mean that certain Investment Advisory Agreement, dated as of July 22, 2004, between the Borrower and Prospect Capital.

     "Affiliate" shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Aggregate Outstanding Loan Balance" shall mean, on any day, the sum of the Outstanding Loan Balance of all Eligible Loans.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by HSH Nordbank at its principal office in New York, New York as its prime rate. The parties hereto acknowledge that the rate announced publicly by HSH Nordbank as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

     "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

     "Anti-Terrorism Laws" means (i) any laws relating to terrorism or money laundering, including Executive Order 13224; (ii) the PATRIOT Act; and (iii) the regulations administered by the Department of the Treasury's Office of Foreign Assets Control ("OFAC").

     "Applicable Percentage" shall mean the following rates per annum, which rates shall be based upon the Equity to Credit Facility Ratio as of the relevant date of determination:


                                  Applicable Percentage for   Applicable Percentage for
Equity to Credit Facility Ratio      Eurodollar Rate Loan      Alternate Base Rate Loan
-------------------------------   -------------------------   -------------------------
Less than or equal to 2.25:1.00              2.5%                        1.0%

Greater than 2.25:1.00 but less             2.25%                       0.75%
than or equal to 3.25:1.00

Greater than 3.25:1.00                      2.00%                       0.50%

     The Applicable Percentage shall be determined as of any date with reference to the most recent Borrowing Base Certificate delivered by the Borrower in accordance with Section 4.1(t) or Section 5.2(i), and any change to the Applicable Percentage will be effective on the date (the "Change Date") which is the most recent due date of a Borrowing Base Certificate under such Section 5.2(i), provided that if such Borrowing Base Certificate is not delivered on or before the due date under Section 5.2(i) then, effective on the Change Date and continuing until the second Business Day after the date such Borrowing Base Certificate is actually delivered to the Administrative Agent, the Applicable Percentage shall be 2.50% with respect to Eurodollar Rate Loans and 1.00% with respect to Base Rate Loans, provided, further that notwithstanding anything herein to the contrary, for the period beginning on the Closing Date and ending ninety (90) days thereafter, the Applicable Percentage shall be no less than 2.25% with respect to Eurodollar Rate Loans and 0.75% with respect to Base Rate Loans. Each determination of the Applicable Percentage made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

     "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment adviser as such Lender or by an affiliate of such investment adviser.

     "Arranger" shall mean HSH Nordbank

     "Asset" shall mean in respect of a Person, a collective reference to all items which would be classified as an "asset" on the balance sheet of such Person in accordance with GAAP.

     "Asset Disposition" shall mean the disposition of any or all of the assets (including, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower or any Subsidiary whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (a) the sale, lease or transfer of assets permitted by Section 6.4(a)(i), (ii) or (iii), or (b) any Equity Issuance.

     "Availability" shall mean, at any time, (a) the lesser of (i) the Committed Amount or (ii) the Borrowing Base; minus (b) the aggregate amount of Loans outstanding at such time.

     "Bank Products" shall mean any one or more of the following types of services or facilities extended to any Credit Party by the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender in reliance on the Administrative Agent's agreement to indemnify such Affiliate:
(i) Automated Clearing House (ACH) transactions and other similar money transfer services; (ii) cash management, including controlled disbursement and lockbox services; (iii) establishing and maintaining deposit accounts; (iv) credit cards or stored value cards; and (v) other similar or related bank products and services.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code, as set forth in Title 11 of the United States Code.

     "Borrower" shall have the meaning set forth in the first paragraph of this Credit Agreement.

     "Borrowing Base" shall mean, at any time, the product of (i) the Weighted Average Advance Rate at such time to (ii) the Aggregate Outstanding Loan Balance at such time, which Borrowing Base shall be determined as of the date of the most recent Borrowing Base Certificate delivered by the Borrower pursuant to
Section 5.2(i).

     "Borrowing Base Certificate" shall mean a certificate, substantially in the form of Exhibit N.

     "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

     "Borrowing Limit" shall mean any limitations on indebtedness for the Borrower as are set forth in the Investment Company Act, including Section 61 and Section 18 thereof.

     "Business" shall have the meaning set forth in Section 3.10(b).

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided, that when used in connection with a rate determination, borrowing or payment in respect of an Eurodollar Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

     "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

     "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

     "Capital Stock" shall mean (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) in the case of any Person not contemplated by (i) -
(iv) above, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), and
(ii) U.S. dollar denominated time deposits and certificates of deposit, in each case with maturities of not more than 364 days from the date of acquisition.

     "Change Date" shall have the meaning set forth in the definition of "Applicable Percentage".

     "Change of Control" shall mean (a) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 51% or more of the combined voting power of all Voting Stock of the Borrower, (b) if both Mr. John Barry and Mr. Grier Eliasek are no longer senior officers at Prospect Capital,
(c) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Act of 1934), or (d) the adoption by the stockholders of the Borrower of a plan or proposal for the liquidation or dissolution of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

     "Closing Date" shall mean the date of this Credit Agreement.

     "Code" shall mean the Internal Revenue Code of 1986.

     "Collateral" shall mean a collective reference to the collateral which is identified in, and at any time covered by, the Security Documents or such other collateral in which a security interest may be granted in favor of the Administrative Agent to secure the Obligations.

     "Collateral Account" shall mean that certain cash collateral account held with the Custodian pursuant to the terms of the Custody Agreement and the Control Agreement.

     "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Loans in an aggregate principal amount at any time outstanding up to such Lender's Commitment as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

     "Commitment Fee" shall have the meaning set forth in Section 2.2(a).

     "Commitment Percentage" shall mean, for each Lender, the percentage identified as its Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

     "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

     "Commitment Termination Date" shall have the meaning set forth in Section 2.3(b).

     "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, in substantially the form of Exhibit H.

     "Committed Amount" shall have the meaning set forth in Section 2.1(a).

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly more than 50% of the equity interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to "control" such other Person. "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Control Agreement" shall mean, in respect of the Borrower, each of those certain Securities Account Control Agreements entered into by the Borrower, the Administrative Agent and the Custodian, in substantially the form of Exhibit K hereto, or such other form as shall be agreed to by the parties thereto.

     "Copyright" shall mean any copyright (other than copyrights of de minimus value) of the Borrower and its Subsidiaries in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including any thereof referred to in Schedule 3.16 and all renewals thereof.

     "Copyright Licenses" shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright, including any thereof referred to in Schedule 3.16 to this Credit Agreement.

     "Credit Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

     "Credit and Collection Policy" shall mean, those credit, collection, customer relation and service policies determined by the Borrower and Prospect Capital, as set forth in Exhibit L.

     "Credit Documents" shall mean this Credit Agreement, the Security Documents, the Custody Agreement, the Management Agreement, and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by a Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

     "Credit Parties" shall mean the Borrower and the Subsidiary Pledgors.

     "Custodian" shall mean U.S. Bank National Association and any successor custodian.

     "Custody Agreement" shall mean that certain Custody Agreement, dated as of June 24, 2004, by and between the Borrower and U.S. Bank National Association, as custodian thereunder, as the same may from time to time be amended, supplemented, waived or modified as permitted under this Credit Agreement.

     "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries (excluding any Equity Issuance or any Indebtedness of the Borrower and its Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

     "Default" shall mean any event which, with the giving of notice or the lapse of time, or both, or the fulfillment of any other condition would constitute an Event of Default.

     "Defaulting Lender" shall mean, at any time, any Lender that, at such time
(a) has failed to make a Loan required pursuant to the term of this Credit Agreement in accordance with the terms hereof and such default remains uncured,
(b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement and such default remains uncured, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee, liquidator or similar official.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender from which Alternate Base Rate Loans of such Lender are to be made.

     "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

     "Domestic Subsidiary Security Agreement" shall mean that certain Domestic Subsidiary Security Agreement, dated as of the date hereof, among the Subsidiary Pledgors and the Administrative Agent.

     "Eligible Loan" shall mean those Loan Investments that meet the criteria set forth in Schedule 1.1(a).

     "Eligible Equity Investment" shall mean any Equity Asset originated or acquired by the Borrower or any Subsidiary in compliance with the Credit and Collection Policy in effect as at the time of such origination or acquisition.

     "Environmental Laws" shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

     "Equity Asset" shall have the meaning assigned in Schedule 1.1(a).

     "Equity Issuance" shall mean any issuance by the Borrower or any Subsidiary to any Person (other than to the Borrower or any other Subsidiary) of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition or any Debt Issuance.

     "Equity to Credit Facility Ratio" shall mean, as of any date of determination, the ratio of (i) the sum of (a) the consolidated shareholders' equity of the Borrower and its Subsidiaries determined in accordance with GAAP as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such date of determination plus (b) the aggregate Net Cash Proceeds of Equity Issuances by Borrower received by Borrower after such last day, to
(ii) the Committed Amount (whether such Committed Amount is drawn or undrawn).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

     "Eurodollar Rate Loan" shall mean Loans for which the rate of interest is based on LIBOR.

     "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" shall mean any of the events specified in Section 7.1.

     "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" shall mean the letter agreement dated as of July 20, 2006, addressed to the Borrower from HSH Nordbank, as amended, modified or otherwise supplemented.

     "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States of America, applied on a consistent basis.

     "Governmental Approvals" shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, assets, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "Hedging Agreement Provider" shall mean any Person that enters into a Hedging Agreement with Borrower or any of its Subsidiaries so long as such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement.

     "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency, commodity or raw materials values, including any interest rate or commodity swap, cap or collar agreement, forward contract, or similar arrangement between such Person and one or more counterparties, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

     "HSH Nordbank" shall mean HSH Nordbank AG, New York Branch.

     "Indebtedness" shall mean, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations of such Person, (i) all obligations of such Person under Hedging

Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and owed by such Person, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and for which (and only to the extent that) the holder of such Indebtedness has recourse to such Person and (n) obligations of such Person under non-compete agreements.

     "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

     "Insolvent" shall mean being in a condition of Insolvency.

     "Intellectual Property" shall mean the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Borrower and its Subsidiaries (other than off-the-shelf software products), all goodwill associated therewith and all rights to sue for infringement thereof.

     "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last day of each month, and on the Commitment Termination Date, and (b) as to any Eurodollar Rate Loan, the last day of each Interest Period.

     "Interest Period" shall mean, with respect to any Eurodollar Rate Loan,

          (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Rate Loan and ending one month thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

          (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Rate Loan and ending one month thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that the foregoing provisions are subject to the following:

               (A) if any Interest Period pertaining to an Eurodollar Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period pertaining to an Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

               (C) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected Eurodollar Rate Loan;

               (D) any Interest Period in respect of any Loan that would otherwise extend beyond the Commitment Termination Date shall end on the Commitment Termination Date; and

               (E) no more than eight (8) Eurodollar Rate Loans may be in effect at any time. For purposes hereof, Eurodollar Rate Loans with different Interest Periods shall be considered as separate Eurodollar Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Rate Loan with a single Interest Period.

     "Investment" shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other Indebtedness or ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including any Guaranty Obligation incurred for the benefit of such Person.

     "Investment Company Act" shall mean the United States Investment Company Act of 1940.

     "Lender" shall have the meaning set forth in the first paragraph of this Credit Agreement.

     "LIBOR" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

     "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender from which the Eurodollar Rate Loans of such Lender are to be made.

     "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                                             LIBOR
                LIBOR Rate = ------------------------------------
                             1.00 - Eurodollar Reserve Percentage

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

     "Loan" shall have the meaning set forth in Section 2.1.

     "Loan Investment" shall mean any loan made by the Borrower.

     "Management Agreement" shall mean, collectively, the Administration Agreement and the Advisory Agreement.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, assets (including any Governmental Approvals), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any Note or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any Note or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder. It is hereby acknowledged and agreed that the filing of a Chapter 11 proceeding under the Bankruptcy Code by Unity Virginia Holdings, LLC ("UVH") on May 10, 2006 and any resulting impact on the Borrower as a result of the Borrower having made an investment in and loan to UVH, including the total write-down of the Borrower's loan to and investment in UVH, does not constitute a Material Adverse Effect to the extent that it does not have a material adverse effect on the remaining assets or the Borrower and its Subsidiaries taken as a whole.

     "Material Contracts" shall mean (a) any contract or other agreement, written or oral, of any Credit Party involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, and (b) any other contract, agreement, permit or license, written or oral, of any Credit Party the failure of such Credit Party to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including legal, accounting and investment banking fees, and sales commissions) associated therewith, (b) amounts held in escrow to be applied as part of the purchase price of any Asset Disposition and (c) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition, Equity Issuance or Debt Issuance and any cash released from escrow as part of the purchase price in connection with any Asset Disposition; it being further understood that with respect to the sale of Investments or New Investments, "Net Cash Proceeds" shall mean, the sum of the book value of assets used in determining a gain or loss plus 10% of any amounts received in excess of such book value.

     "New Investments" shall mean any investment in Eligible Loans and Eligible Equity Investments occurring after the Closing Date, including any additional extension of credit or investment made to or in any obligor or issuer of any Eligible Loan or Eligible Equity Investment owned by the Borrower or any Subsidiary as of the Closing Date.

     "Note" shall mean any promissory note delivered in accordance with Section 2.1(e) and substantially in the form of Exhibit O.

     "Notice of Borrowing" shall mean a request for a Loan pursuant to Section 2.1(b)(i).

     "Notice of Conversion" shall mean the written notice of extension or conversion as referenced and defined in Section 2.6.

     "Notice of Exclusive Control" shall have such meaning assigned to such term in the Control Agreement.

     "Obligations" shall mean, without duplication, (i) all of the obligations (including principal, interest, fees, reimbursements, indemnification obligations and other amounts) of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, any Note or any of the other Credit Documents (including any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to such Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code), (ii) all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement, and
(iii) all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Subsidiaries to the Administrative Agent, any Lender or any of their Affiliates in connection with Bank Products.

     "Outstanding Loan Balance" shall mean, with respect to any Eligible Loan, as of the date of determination, the total remaining amount of principal payable by the obligor(s) thereunder exclusive of interest payments and accrued interest.

     "Participant" shall have the meaning set forth in Section 9.6(b).

     "Patent Licenses" shall mean all agreements, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, including any thereof referred to in
Schedule 3.16 to the Credit Agreement.

     "Patents" shall mean (i) all letters patent (other than letters patent of de minimus value) of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including any thereof referred to in Schedule 3.16 to this Credit Agreement, and (ii) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including any thereof referred to in Schedule 3.16 to this Credit Agreement.

     "PATRIOT Act" shall mean the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Investments" shall mean:

          (i) cash and Cash Equivalents;

          (ii) Investments set forth on Schedule 1.1(b);

          (iii) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (iv) Investments in any Subsidiary consisting solely of Capital Stock of such Subsidiary owned by any Credit Party as of the Closing Date;

          (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (vi) Investments, acquisitions or transactions permitted under Section 6.4(b); and

          (vii) Hedging Agreements to the extent permitted pursuant to Section 6.1.

     "Permitted Liens" shall mean:

          (i) Liens created by or otherwise existing under or in connection with this Credit Agreement or the other Credit Documents in favor of the Lenders (including Liens in favor of the Administrative Agent on behalf of the Lenders);

          (ii) Liens in favor of a Hedging Agreement Provider in connection with any Secured Hedging Agreement, but only (A) to the extent such Liens are on the same collateral as to which the Administrative Agent on behalf of the Lenders also has a Lien and (B) if such Hedging Agreement Provider and the Lenders shall share pari passu in the collateral subject to such Liens;

          (iii) Liens securing purchase money indebtedness and Capital Lease Obligations (and refinancings thereof) to the extent permitted under
     Section 6.1; provided, that (A) any such Lien attaches to such property concurrently with or within 30 days after the acquisition thereof and (B) such Lien attaches solely to the property so acquired in such transaction;

          (iv) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (v) statutory Liens such as carriers', warehousemen's, mechanics', materialmen's, landlords', repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (vii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (viii) easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

          (x) Judgment and other similar Liens arising in connection with court proceedings, provided that (A) the existence of such Liens is being contested in good faith and by proper proceedings diligently pursued, (B) reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (C) a stay of enforcement of any such Liens is in effect, (D) the priority of any such Liens is subordinate to that of the Administrative Agent's Liens, and (E) the existence of any judgment or court proceedings upon which such Liens are based does not otherwise constitute an Event of Default under this Agreement; and

          (xi) any Lien resulting from the Borrower's having any legal interest in any Investment Property owned by any Subsidiary resulting from such Investment Property being credited to the Collateral Account.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement, dated as of the Closing Date, by and between the Borrower and the Administrative Agent, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

     "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

     "Properties" shall have the meaning set forth in Section 3.10(a).

     "Prospect Capital" shall mean Prospect Capital Management, LLC, a Delaware limited liability company.

     "Purchasing Lenders" shall have the meaning set forth in Section 9.6(c).

     "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets other than obsolete property or assets no longer used or useful in the business of the Borrower or any of its Subsidiaries.

     "Register" shall have the meaning set forth in Section 9.6(d).

     "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

     "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.1, et seq.

     "Required Lenders" shall mean Lenders holding in the aggregate more than 50% of the sum of all Loans then outstanding at such time plus the aggregate unused Commitments at such time; provided, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders the Loans owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Loans owing to such Defaulting Lender.

     "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" shall mean, as to (a) the Borrower, the President, the Vice-President, the Chief Executive Officer or the Chief Operating Officer of the Borrower or (b) any other Credit Party, any duly authorized officer thereof.

     "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of a Credit Party, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (d) any payment, prepayment, redemption or similar payment with respect to the Subordinated Debt of any Credit Party or any of its Subsidiaries, and (e) the payment by any Credit Party of any management or consulting fee to any Person or of any salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such salary, bonus or other form of compensation is not included in the corporate overhead of such Credit Party.

     "RIC/BDC Requirements" shall mean, the requirements (including requirements pertaining to asset diversification) that the Borrower must satisfy to maintain its status as a "business development company" within the meaning of the Small Business Incentive Act of 1980, and its election to be treated as a "regulated investment company" under the Code.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Secured Hedging Agreement" shall mean any Hedging Agreement between any Credit Party and a Hedging Agreement Provider that is permitted by Section 6.1(d), as amended, modified, supplemented, extended or restated from time to time.

     "Securitization" means a public or private term or conduit securitization transaction undertaken by a Credit Party or any of its direct or indirect Affiliates or their respective successors and assigns, that is secured, directly or indirectly, in whole or in part, by any Eligible Loans currently or previously included in the Collateral.

     "Security Agreement" shall mean the Security Agreement dated as of the Closing Date executed by the Borrower in favor of the Administrative Agent, as amended, modified or supplemented from time to time in accordance with its terms.

     "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Control Agreement, the Domestic Subsidiary Security Agreement and such other documents executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including UCC financing statements and patent, trademark and copyright filings.

     "Single Employer Plan" shall mean any Plan that is not a Multiemployer
Plan.

     "Specified Sales" shall mean (a) the sale, transfer, lease or other disposition of inventory and materials (including Investments and New Investments) in the ordinary course of business and (b) the sale, transfer or other disposition of cash or Cash Equivalents.

     "Subordinated Debt" shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Obligations and contains subordination and other terms acceptable to the Required Lenders.

     "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower or any Credit Party; provided, that "Subsidiary" shall not include any Person in which an Eligible Equity Investment is made.

     "Subsidiary Pledgors" shall mean the Domestic Subsidiaries party to the Domestic Subsidiary Security Agreement.

     "Taxes" shall have the meaning set forth in Section 2.14.

     "Trademark License" shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark, including any thereof referred to in Schedule 3.16 to this Credit Agreement.

     "Trademarks" shall mean all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers (other than such items that are of de minimus value), together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including any thereof referred to in Schedule 3.16 to this Credit Agreement, and
(ii) all renewals thereof including any thereof referred to in Schedule 3.16.

     "Tranche" shall mean the collective reference to (a) Eurodollar Rate Loans whose Interest Periods begin and end on the same day and (b) Alternate Base Rate Loans made on the same day. A Tranche with respect to Eurodollar Rate Loans may sometimes be referred to as a "Eurodollar Tranche".

     "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

     "Treasury Trade" means (i) the purchase of securities of the type described in clause (i) of the definition of "Cash Equivalents" ("Purchased Treasuries") pursuant to forward commitments for settlement on the date (the "Settlement Date") one Business Day after the day (the "Commitment Date") of entry into such forward commitments and at the market price in effect at the time of the entry into such forward commitments on the Commitment Date, coordinated with (ii) the sale of such Purchased Treasuries in a transaction entered into on the Settlement Date, at the market price in effect at the time of the entry into such transaction on the Settlement Date and that settles substantially simultaneously with the settlement of the purchase of such Purchased Treasuries.

     "2.14 Certificate" shall have the meaning set forth in Section 2.14.

     "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or Eurodollar Rate Loan, as the case may be.

     "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Weighted Average Advance Rate" shall mean, at any time of determination, the percentage equivalent of the sum of the following, as shown on the most recent Borrowing Base Certificate: (i) the product of 35% times the percentage of the Aggregate Outstanding Loan Balance comprised of subordinated loans; (ii) the product of 50% times the percentage of the Aggregate Outstanding Loan Balance comprised of senior second lien loans; and (iii) the product of 65% times the percentage of the Aggregate Outstanding Loan Balance comprised of senior secured first lien loans.

     Section 1.2. Other Definitional Provisions.

          (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

          (d) The words "include", "includes" and "including" shall be deemed to be followed by "without limitation" or "but not limited to" whether or not they are in fact followed by such words or words of like import.

          (e) The words "writing", "written" and comparable terms shall refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form.

          (f) References to any agreement or contract are to such agreement or contract as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person.

          (g) References to any legislation are to such legislation as amended, modified, succeeded or replaced from time to time and any regulations promulgated thereunder.

     Section 1.3. Accounting Terms.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant to eliminate the effect of any change in GAAP on the operation of such covenant, then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual and quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above, and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

     Section 1.4. Computation of Time Periods.

     All time references in this Credit Agreement and the other Credit Documents shall be to New York City time unless otherwise indicated. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

     Section 2.1. Loans.

          (a) Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make loans ("Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Loans shall not exceed the lesser of (y) such Lender's Commitment Percentage of the aggregate Committed Amount and (z) such Lender's Commitment Percentage of the Borrowing Base, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Loans shall not exceed the lesser of (x) the aggregate Committed Amount, (y) the Borrowing Base and (z) any Borrowing Limit then in effect. For purposes hereof, the aggregate amount available hereunder shall be FIFTY MILLION DOLLARS ($50,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.3, the "Committed Amount"). Loans may consist of Alternate Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, the Loans made on the Closing Date or on either of the two Business Days immediately following the Closing Date may only consist of Alternate Base Rate Loans. Eurodollar Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

          (b) Borrowings.

               (i) Notice of Borrowing. The Borrower shall request a Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 11:00 A.M. on the Business Day of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Rate Loans; provided, that no more than eight (8) Loans may be outstanding at any one time. Each such request for borrowing shall be irrevocable and shall specify (A) that a Loan is requested,
          (B) the date of the requested borrowing (which shall be a Business
          Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, Eurodollar Rate Loans or a combination thereof, and (E) that immediately after giving effect to the request, the aggregate amount of outstanding Loans shall not exceed the lesser of (x) the aggregate Committed Amount, (y) the Borrowing Base and (z) any Borrowing Limit. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Exhibit B. If the Borrower shall fail to specify in any such Notice of Borrowing the type of Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

               (ii) Minimum Amounts. Each Loan which is made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $500,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Committed Amount, if less). Each Loan which is made as an Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Committed Amount, if less).

               (iii) Advances. Each Lender will make its Commitment Percentage of each Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (c) Repayment. The principal amount of all Loans shall be due and payable in full on the Commitment Termination Date.

          (d) Interest. Subject to the provisions of Section 2.5, Loans shall bear interest as follows:

               (i) Alternate Base Rate Loans. Each Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

               (ii) Eurodollar Rate Loans. Each Eurodollar Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

     Interest on Loans shall be payable in arrears on each Interest Payment
     Date.

          (e) Notes. Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

     Section 2.2. Fees.

          (a) Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders holding Commitments, a commitment fee (the "Commitment Fee") in an amount equal to the following percentages on the average daily unused amount of the aggregate Committed Amount, which percentages shall be based upon the Equity to Credit Facility Ratio as of the relevant date of determination:

Equity to Credit Facility Ratio        Commitment Fee (per annum)
-------------------------------        --------------------------
Less than or equal to 2.25:1.00                    1.0%
Greater than 2.25:1.00 but less than
   or equal to 3.25:1.00                          0.75%
Greater than 3.25:1.00                             0.5%

     The Commitment Fee shall be determined as of any date with reference to the most recent Borrowing Base Certificate delivered by the Borrower in accordance with Section 4.1(t) or Section 5.2(i), and any change to the Commitment Fee will be effective on the applicable Change Date, provided that if such Borrowing Base Certificate is not delivered on or before the due date under Section 5.2(i) then, effective on the Change Date and continuing until the second Business Day after the date such Borrowing Base Certificate is actually delivered to the Administrative Agent, the Commitment Fee shall be 1.0%, provided, further that notwithstanding anything herein to the contrary, for the period beginning on the Closing Date and ending ninety (90) days thereafter, the Commitment Fee shall be no less than 0.75%. Each determination of the Commitment Fee made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

          (b) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

     Section 2.3. Commitment Reductions.

          (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Committed Amount, without premium or penalty, at any time or from time to time upon not less than five (5) Business Days' prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction, which shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Loans would exceed the aggregate Committed Amount then in effect.

          (b) Commitment Termination Date. The Commitment shall automatically be reduced to zero and terminate on the earliest of: (a) the date that is 364 days after the Closing Date; (b) the closing date of any credit facility or other borrowing transaction effecting a refinancing of the facilities under this Credit Agreement, and (c) the closing date of any Securitization transaction with Prospect Energy Funding I LLC, in its capacity as borrower, the Borrower in its capacity as originator and Prospect Capital as servicer (the "Commitment Termination Date"). The Administrative Agent shall have the option, exercisable twice, to extend the Commitment Termination Date by a period of 364 days each. The Administrative Agent shall give the Borrower at least thirty (30) days' prior written notice of its intention to exercise its option to extent the Commitment Termination Date.

     Section 2.4. Prepayments.

          (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, and (ii) the Borrower shall give three (3) Business Days' irrevocable notice of its intent to make a prepayment of Loans in the case of Eurodollar Rate Loans and one (1) Business Day's irrevocable notice in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Amounts prepaid under this Section 2.4(a) shall be applied to the outstanding Loans as the Borrower may elect; provided, that each Lender shall receive its pro rata share of any such prepayment based on its Commitment Percentage. All prepayments of Loans under this Section 2.4(a) shall be subject to Section 2.13, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be due and payable on any date that a prepayment is made hereunder to, but not including, the date of prepayment. Amounts prepaid on the Loans may be reborrowed in accordance with the terms hereof.

          (b) Mandatory Prepayments.

               (i) Committed Amount/Availability. If the aggregate amount of Loans outstanding, as of the date of determination, exceeds the lesser of (x) the aggregate Committed Amount, (y) the Borrowing Base and (z) any Borrowing Limit, the Borrower shall promptly prepay the Loans in the amount of such excess (such prepayment to be applied as set forth in clause (ix) below).

               (ii) Securitization. Promptly following any Securitization by any Credit Party, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds derived from such Securitization (such prepayment to be applied as set forth in clause
          (ix) below).

               (iii) Sale of Investments. Promptly following the sale of any Investment, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds derived from such sale of Investments (such prepayment to be applied as set forth in clause (ix) below).

               (iv) Asset Dispositions. Promptly following any Asset Disposition, other than Investments, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (ix) below).

               (v) Debt Issuances. Immediately upon receipt by any Credit Party of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (ix) below).

               (vi) Issuances of Equity. Immediately upon receipt by a Credit Party or any Subsidiary of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (ix) below).

               (vii) Recovery Event. Promptly upon receipt by the Borrower or the applicable Subsidiary, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the cash proceeds received in connection with a Recovery Event (such prepayment to be applied as set forth in clause (ix) below); provided, that so long as no Default or Event of Default then exists, such cash proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Borrower or the applicable Subsidiary intends to use such cash proceeds to repair or replace damaged property or to purchase or otherwise acquire new assets or property within 180 days of the receipt of such cash proceeds, it being expressly agreed that any such cash proceeds not so reinvested shall be applied to repay the Loans immediately thereafter.

               (viii) Investment Company Act. If the Borrower is not in full compliance with any Borrowing Limit, the Borrower shall prepay the Loans in an amount sufficient to cause the Borrower to be in full compliance with any Borrowing Limit (such prepayment to be applied as set forth in clause (ix) below).

               (ix) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.4(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Sections 2.4(b)(i), (iii) and (iv) to the outstanding Loans; and (B) with respect to all amounts prepaid pursuant to Sections 2.4(b)(ii) and (v) through (viii), pro rata to the Loans (with a corresponding permanent reduction in the Committed Amount). Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this
          Section 2.4(b) shall be subject to Section 2.13 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

          (c) Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.4 shall not affect the Borrower's obligation to continue to make payments under any Secured Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Secured Hedging Agreement.

     Section 2.5. Default Rate and Payment Dates.

          (a) If all or a portion of the principal amount of any Loan which is an Eurodollar Rate Loan shall not be paid when due or continued as an Eurodollar Rate Loan in accordance with the provisions of Section 2.6 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

          (b) (i) If all or a portion of the principal amount of any Eurodollar Rate Loan shall not be paid when due (including pursuant to Section 2.4(b)), such overdue amount shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto plus 2%, until the end of the Interest Period applicable thereto, and thereafter at a rate per annum which is equal to the Alternate Base Rate plus the sum of the Applicable Percentage then in effect for Alternate Base Rate Loans plus 2% (the "ABR Default Rate"), or (ii) if any interest payable on the principal amount of any Loan or any fee or other amount, including the principal amount of any Alternate Base Rate Loan, payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the ABR Default Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). Upon the occurrence, and during the continuance, of any other Event of Default hereunder, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate which is (A) in the case of principal, the rate that would otherwise be applicable thereto plus 2% or (B) in the case of interest, fees or other amounts, the ABR Default Rate (after as well as before judgment). The Required Lenders shall have the right to revoke the imposition of any default interest imposed under this
     Section 2.5(b).

          (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section 2.5 shall be payable from time to time on demand.

     Section 2.6. Conversion Options.

          (a) The Borrower may, elect from time to time to convert Alternate Base Rate Loans to Eurodollar Rate Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election. In addition, the Borrower may elect from time to time to convert Eurodollar Rate Loans to Alternate Base Rate Loans by giving the Administrative Agent irrevocable written notice by 11:00 a.m. one Business Date prior to the proposed date of conversion. A form of Notice of Conversion is attached as Exhibit C. If the date upon which an Alternate Base Rate Loan is to be converted to an Eurodollar Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into an Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Eurodollar Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which an Eurodollar Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.

          (b) Any Eurodollar Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.6(a); provided, that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue an Eurodollar Rate Loan, or the continuation of Eurodollar Rate Loans is not permitted hereunder, such Eurodollar Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

     Section 2.7. Computation of Interest and Fees.

          (a) Interest payable hereunder with respect to any Alternate Base Rate Loan shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual number of days elapsed. Interest payable hereunder with respect to any Eurodollar Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in the applicable Interest Period. All fees and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

          (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under any Note, or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     Section 2.8. Pro Rata Treatment and Payments.

          (a) Allocation of Payments Before Event of Default. Each borrowing of Loans and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.2, second, to interest then due and owing hereunder or under any Note and, third, to principal then due and owing hereunder or under any Note. Each payment on account of any fees pursuant to Section 2.2 shall be made pro rata in accordance with the respective amounts due and owing. Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Loans shall be applied to such Loans as directed by the Borrower or otherwise applied in accordance with the terms of Section 2.4(a) hereof. Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.4(a); provided, that prepayments made pursuant to
     Section 2.11 shall be applied in accordance with such Section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.4(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.14(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified on
     Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on an Eurodollar Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the Commitments shall have been terminated and the Loans and all other amounts under the Credit Documents shall have become due and payable in accordance with the terms of Section 7.2 hereof, all amounts collected or received by the Administrative Agent or any Lender on account of the Obligations under the Credit Documents or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

               FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

               SECOND, to payment of any fees owed to the Administrative Agent;

               THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' and consultants' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

               FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest, including with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;

               FIFTH, to the payment of the outstanding principal amount of the Obligations, including with respect to any Secured Hedging Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

               SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

               SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders and Hedging Agreement Providers shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender or the outstanding obligations payable to such Hedging Agreement Provider bears to the aggregate then outstanding Loans and obligations payable under all Secured Hedging Agreements) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

     Section 2.9. Non-Receipt of Funds by the Administrative Agent.

          (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

          (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

          (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section
     2.9 shall be conclusive in the absence of manifest error.

     Section 2.10. Inability to Determine Interest Rate.

     Notwithstanding any other provision of this Credit Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding Eurodollar Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such Eurodollar Rate Loans, any Loans that were requested to be made as Eurodollar Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as Eurodollar Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, Eurodollar Rate Loans for the Interest Periods so affected.

     Section 2.11. Illegality.

     Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain Eurodollar Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make Eurodollar Rate Loans or continue Eurodollar Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate, in reasonable detail and delivered to the Borrower within 30 days after such payment, as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

     Section 2.12. Requirements of Law.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

     and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining Eurodollar Rate Loans or the participations therein or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its Eurodollar Rate Loans. A certificate, in reasonable detail and delivered to the Borrower within 30 days after such payment, as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

          (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified in reasonable detail by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

          (c) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, the Borrower may replace such Lender in accordance with Section 9.6.

          (d) The agreements in this Section 2.12 shall survive the termination of this Credit Agreement and payment of the Loans and all other amounts payable hereunder.

     Section 2.13. Indemnity.

     The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) the failure by the Borrower to pay the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof,
(b) the failure of the Borrower to accept a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate in reasonable detail as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Loans and all other amounts payable hereunder.

     Section 2.14. Taxes.

          (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.14(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). Subject to each Lender's compliance with Section 2.14(c), if any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or under such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement or under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY as set forth in clause (i) above, or (x) a certificate in substantially the form of Exhibit D (any such certificate, a "2.14 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement or under any Note. Notwithstanding anything to the contrary contained in Section 2.14(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.14(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.14(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.14, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.14(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

          (c) Each Lender agrees to use commercially reasonable efforts (including commercially reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

          (d) If the Borrower pays any additional amount pursuant to this
     Section 2.14 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this Section 2.14, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.14 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.14 to the Borrower or any other party.

          (e) The agreements in this Section 2.14 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Credit Agreement and to make the Loans herein provided for, the Borrower hereby represents and warrants to the Administrative Agent and to each Lender, that:

     Section 3.1. Financial Condition.

          (a) (i) The audited financial statements of the Borrower for the fiscal year ended June 30, 2005 together with the related consolidating statements of income or operations, equity and cash flows for the fiscal year ended on such date, (ii) the unaudited financial statements of the Borrower for the twelve-month period ending on the last day of the month that ended at least 20 days prior to the Closing Date, together with the related consolidating statements of income or operations, equity and cash flows for the twelve-month period ending on such date, and (iii) an unaudited opening balance sheet of the Borrower dated as of the Closing Date, after giving effect to the making of the Loans and application of proceeds thereof:

               (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

               (B) fairly present the financial condition of the Borrower as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments) and results of operations for the period covered thereby; and

               (C) show all material Indebtedness and other liabilities, direct or contingent, of the Borrower as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

          (b) The projections of the Borrower for the 24-month period ending March 31, 2008 delivered to the Lenders on or prior to the Closing Date have been prepared in good faith based upon reasonable assumptions.

     Section 3.2. No Change.

     Since June 30, 2005, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

     Section 3.3. Corporate Existence.

     Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of Maryland, Delaware and New York (as applicable), and (d) except where the failure to do so could not reasonably be expected to have a Material Adverse effect, is duly qualified to conduct business and in good standing under the laws of each additional jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification. The jurisdictions in which the Credit Parties as of the Closing Date are organized and qualified to do business are described on Schedule 3.3.

     Section 3.4. Corporate Power; Authorization; Enforceable Obligations.

     Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by any of the Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against any of the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the applicable Credit Party. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     Section 3.5. Compliance with Laws; No Conflict; No Default.

          (a) The execution, delivery and performance by each Credit Party of the Credit Documents to which such Credit Party is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval (other than such Governmental Approvals that have been obtained or made and not subject to suspension, revocation or termination) or violate any Requirement of Law relating to such Credit Party, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organizational documents of such Credit Party or any other indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental

     Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents.

          (b) Each Credit Party (i) (x) has all Governmental Approvals required by law for it to conduct its business, each of which is in full force and effect, (y) each such Governmental Approval is final and not subject to review on appeal and (z) each such Governmental Approval is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Requirements of Law relating to it or any of its respective properties, in each case, in the foregoing clauses (i) and (ii) except to the extent the failure to obtain such Governmental Approval or failure to comply with such Governmental Approval or Requirement of Law could not reasonably be expected to have a Material Adverse Effect.

          (c) None of the Credit Parties is in default under or with respect to any of its Material Contracts or under or with respect to any of its other Contractual Obligations, or any judgment, order or decree to which it is a party. No Default or Event of Default has occurred and is continuing.

     Section 3.6. No Material Litigation.

     Except as disclosed on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against any Credit Party or any Subsidiary of a Credit Party or against any of their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     Section 3.7. Investment Company Act, Etc.

     The Borrower is an "investment company" that has elected to be regulated as a "business development company" within the meaning of the Investment Company Act. None of the Credit Parties is subject to the Federal Power Act, the Interstate Commerce Act or any other federal or state statute or regulation limiting its ability to incur the Obligations.

     Section 3.8. Margin Regulations.

     No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower
(a) is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of such terms under Regulation U and (b) does not own "margin stock" except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all "margin stock" owned by the Borrower does not exceed 25% of the value of its assets.

     Section 3.9. ERISA.

     Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained unsatisfied, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, individually or collectively, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary of the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

     Section 3.10. Environmental Matters.

          (a) Except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased or operated by the Credit Parties or their Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) Except where such violation could not reasonably be expected to have a Material Adverse Effect, the Properties and all operations of the Credit Parties and their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any of the Credit Parties (the "Business").

          (c) None of the Credit Parties or their Subsidiaries has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do any of the Credit Parties or their Subsidiaries have knowledge of any such threatened notice.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to material liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to material liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party or its Subsidiaries, threatened, under any Environmental Law to which any of the Credit Parties or their Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Credit Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to any material liability under Environmental Laws.

     Section 3.11. Use of Proceeds.

     The proceeds of the Loans will be used (a) to refinance the existing Indebtedness owed to Harris Nesbitt Financing Inc. (the "Existing Lender") pursuant that certain Senior Revolving Credit Agreement, dated as of February 17, 2006, by and among the Borrower, the Domestic Subsidiaries of the Borrower party thereto, the Existing Lender and Bank of Montreal, as Administrative Agent, (b) to finance New Investments and to pay certain costs, fees and expenses in connection therewith, and (c) to pay the costs, fees and expenses in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, the Credit Documents.

     Section 3.12. Subsidiaries.

     Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Borrower. Information on such Schedule includes the number of shares of each class of Capital Stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock owned by the Borrower or any of its Subsidiaries; the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).

     Section 3.13. Ownership.

     Each of the Credit Parties is the owner of, and has good and marketable title to, all of its respective assets, which, together with assets leased or licensed by the Credit Parties, represents all assets individually or in the aggregate material to the conduct of the businesses of the Credit Parties, taken as a whole on the date hereof, and none of such assets is subject to any Lien other than Permitted Liens. Each Credit Party enjoys peaceful and undisturbed possession under all of its leases and all such leases are valid and subsisting and in full force and effect. The Credit Parties have delivered complete and accurate copies of all material leases to the Administrative Agent.

     Section 3.14. Indebtedness.

     Except as otherwise permitted under Section 6.1, the Credit Parties have no Indebtedness.

     Section 3.15. Taxes.

     Each of the Credit Parties has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or
(ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Credit Parties is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     Section 3.16. Intellectual Property Rights.

     Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 3.16 is a list of all Intellectual Property owned by each of the Borrower and each of its Subsidiaries or that the Borrower or any of its Subsidiaries has the right to use. Except as disclosed in Schedule 3.16 hereto, (a) one or more of the Credit Parties has the right to use the Intellectual Property disclosed in Schedule 3.16 hereto in perpetuity and without payment of royalties, (b) all registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any interest therein, held by any of the Credit Parties to maintain their validity or effectiveness, and (c) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by any of the Credit Parties in respect of such Intellectual Property. None of the Credit Parties is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property; no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower or any of its Subsidiaries know of any such claim; and, to the best knowledge of the Borrower or any of its Subsidiaries, the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person. Schedule 3.16 may be updated from time to time by the Borrower to include new Intellectual Property acquired after the Closing Date by giving written notice thereof to the Administrative Agent.

     Section 3.17. Solvency.

     The fair saleable value of each Credit Party assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. None of the Credit Parties (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the other transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due. In executing the Credit Documents and consummating the transactions contemplated thereby none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which Credit Parties is or will become indebted.

     Section 3.18. Investments.

     All Investments of each of the Credit Parties are either (a) Permitted Investments, or (b) New Investments.

     Section 3.19. No Burdensome Restrictions.

     None of the Credit Parties is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 3.20. Labor Matters.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties as of the Closing Date, other than as set forth in Schedule 3.20 hereto, and none of the Credit Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 3.20 hereto.

     Section 3.21. Accuracy and Completeness of Information.

     All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to the Credit Parties which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Credit Parties furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by or on behalf of the Credit Parties to the Administrative Agent and/or the Lenders.

     Section 3.22. Material Contracts.

     Schedule 3.22 sets forth, as of the Closing Date or as of the date such Schedule was most recently updated in accordance with the terms of Section 5.2(b), a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date. Other than as set forth in Schedule 3.22, each such Material Contract is, and after giving effect to the transactions contemplated by the Credit Documents will be, in full force and effect in accordance with the terms thereof. The Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract. Schedule 3.22 may be updated from time to time by the Borrower to include new Material Contracts entered into after the Closing Date by giving written notice thereof to the Administrative Agent.

     Section 3.23. Anti-Terrorism Laws.

     Neither the making of the Loans hereunder nor the Borrower's use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or is in violation of any Federal statute or Presidential Executive Order, including Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism).

     Section 3.24. Deposits to Collateral Account.

     The Borrower has instructed all obligors to deposit their payments for principal and interest, with respect to any Eligible Loan, into the Collateral Account held with the Custodian.

     Section 3.25. Insurance.

     Each Credit Party (a) maintains or causes to be maintained in full force and effect all applicable policies of insurance of any kind with respect to its property and businesses (including policies of fire, theft, product liability, public liability, property damage, other casualty, workers' compensation and business interruption) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of any Credit Party) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of such Credit Party, and (b) such policies of insurance contain provisions pursuant to which the insurer agrees to provide 10 days' prior written notice of a non-renewal or cancellation of any such insurance policy due to the non-payment of a premium amount.

     Section 3.26. Security Documents.

     The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or will be, upon the execution of the Control Agreement and the filing or recording of appropriate financing statements and notices of grants of security interests in Intellectual Property, in each case in favor of the Administrative Agent on behalf of the applicable secured parties thereunder) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

     Section 3.27. RIC/BDC Requirements.

     After giving effect to all the Loans under the Credit Agreement, the Borrower is in compliance with the RIC/BDC Requirements and all other applicable requirements of the Investment Company Act.

     Section 3.28. Collateral.

     The Borrower has delivered to the Custodian (a) all stock certificates, if any, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto (unless otherwise provided in the Custody Agreement), and (b) all instruments and chattel paper previously in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's security interest in the Collateral.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     Section 4.1. Conditions to Closing Date.

     This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

          (a) Execution of Credit Agreement and Credit Documents. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, executed by a duly authorized officer of each party hereto, (ii) counterparts of the Control Agreement, the Security Agreement and the Pledge Agreement, in each case conforming to the requirements of this Credit Agreement and executed by duly authorized officers of the Credit Parties or other Person, as applicable, (iv) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto; and (v) for the account of each Lender with a Commitment who has so requested, a Note.

          (b) Authority Documents. The Administrative Agent shall have received the following:

               (i) Articles of Incorporation, Etc. Copies of the articles of incorporation or other charter or formation documents of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation or formation, as the case may be.

               (ii) Resolutions. Copies of resolutions of the board of directors or other comparable managing body of each Credit Party approving and adopting the Credit Documents to which such Credit Party is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer or the managing member of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

               (iii) Bylaws. A copy of the bylaws and/or operating agreement of each Credit Party certified by an officer or managing member of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

               (iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation or formation, as the case may be, and each other state in which such Credit Party is qualified to do business and (ii) to the extent readily available, a certificate indicating payment of all corporate, LLC and other franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

               (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

          (c) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

               (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office and state of incorporation of the Borrower and each jurisdiction where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

               (ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

               (iii) confirmation from the Custodian that, all stock certificates, if any, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto, are in the possession of the Custodian or have been delivered to the Administrative Agent pursuant to the terms of the Custody Agreement and the Control Agreement;

               (iv) confirmation from the Custodian that, all instruments and chattel paper previously in the possession of the Borrower, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's security interest in the Collateral, are in the possession of the Custodian pursuant to the terms of the Custody Agreement and the Control Agreement;

               (v) duly executed consents as are necessary, in the Administrative Agent's sole discretion and pursuant to the terms of the Security Documents, to perfect the Lenders' security interest in the Collateral; and

               (vi) in the case of any personal property Collateral located at premises leased by the Borrower, such estoppel letters, consents and waivers from the landlords on such real property or bailees as may be required by the Administrative Agent..

          (d) Liability and Casualty Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance (including, business interruption insurance) meeting the requirements set forth herein or in the Security Documents.

          (e) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion of counsel for the Borrower dated as of the Closing Date and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit M.

          (f) Fees. The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.2.

          (g) Litigation. There shall not exist any pending or threatened litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of their Subsidiaries, this Credit Agreement and the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date which could reasonably be expected to result in a Material Adverse Effect.

          (h) Solvency Certificate. The Administrative Agent shall have received an officer's certificate prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Exhibit E hereto.

          (i) Account Designation Letter. The Administrative Agent shall have received the executed Notice of Account Designation in the form of Exhibit A hereto.

          (j) Corporate Structure. The corporate capital and ownership structure of the Borrower shall be as described in Schedule 3.12. The Administrative Agent shall be satisfied with management structure, legal structure, voting control, liquidity, total leverage and total capitalization of the Borrower.

          (k) Government Consent. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby have been obtained.

          (l) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

          (m) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to the Borrower or any of its Subsidiaries.

          (n) Existing Indebtedness of the Borrower. All of the existing Indebtedness for borrowed money of the Borrower (other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated on the Closing Date.

          (o) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in
     Section 3.1 hereof, each in form and substance satisfactory to it.

          (p) No Material Adverse Change. Since June 30, 2005, there has been no material adverse change in the business, properties, prospects, operations or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole. It is hereby acknowledged and agreed that the filing of a Chapter 11 proceeding under the Bankruptcy Code by UVH on May 10, 2006 and any resulting impact on the Borrower as a result of the Borrower having made an investment in and loan to UVH, including the total write-down of the Borrower's loan to and investment in UVH if such action is taken, does not constitute a material adverse change to the extent that it does not have a material adverse effect on the remaining assets or the Borrower and its Subsidiaries taken as a whole.

          (q) Officer's Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower or any other transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement (including the initial Loans hereunder), the other Credit Documents and all the transactions contemplated therein or thereby to occur on such date, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

          (r) Reports. The Administrative Agent shall have received a copy of each report, including the most current copy of the investment portfolio valuation report prepared for the Borrower by Houlihan, Lokey, Howard & Zukin, as well as any other report prepared in connection with any proposed New Investments and related transactions, in form and substance reasonably satisfactory to the Administrative Agent.

          (s) Borrower Information Certificate. The Administrative Agent shall have received a Borrower Information Certificate substantially in the form of Exhibit I, for the benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the PATRIOT Act including the identity of the Borrower, the name and address of the Borrower and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

          (t) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate as of the Closing Date.

          (u) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

     Section 4.2. Conditions to All Loans.

     The obligation of each Lender to make any Loan hereunder is subject to the satisfaction of the following conditions precedent on the date of making such
Loan:

          (a) Representations and Warranties. The representations and warranties made by the Credit Parties and the Custodian herein, in the Security Documents, as applicable, or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of such date (except for those which expressly relate to an earlier date).

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

          (c) Compliance with Commitments. Immediately after giving effect to the making of any such Loan (and the application of the proceeds thereof),
     (i) the sum of the aggregate principal amount of outstanding Loans shall not exceed the Committed Amount then in effect, and (ii) the sum of the aggregate principal amount of outstanding Loans shall not exceed the Borrowing Base as of such date.

          (d) Use of Proceeds Certificate. The Administrative Agent shall have received a Use of Proceeds Certificate with respect to such Loan, substantially in the form of Exhibit J.

          (e) Borrower Investment Memorandum. The Administrative Agent shall have received an updated copy of the "Borrower Investment Memorandum" including all applicable approvals and recommendations pursuant to the Credit and Collection Policy with respect to New Investments.

          (f) Investment Company Act Compliance. Immediately after giving effect to such Loan, the Borrower shall be in full compliance with any Borrowing Limit and the RIC/BID Requirements.

          (g) Additional Conditions to Loans. If such Loan is made pursuant to
     Section 2.1, all conditions set forth in such Section shall have been satisfied.

     Each request for a Loan and each acceptance by the Borrower of any such Loan shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Loan that the applicable conditions in paragraphs (a) through (f) of this Section have been satisfied.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Loan or Note remains outstanding and unpaid and the Obligations under the Credit Documents, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its Subsidiaries, to:

     Section 5.1. Financial Statements.

     Furnish to the Administrative Agent (in a sufficient number of copies for each of the Lenders):

          (a) Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, cash flows and retained earnings of the Borrower and its consolidated Subsidiaries for such year, audited by a firm of independent certified public accountants reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the preceding fiscal year, reported on without a "going concern" or like qualification, exception or assumption, or qualification or assumption indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and

          (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, a company-prepared consolidated and consolidating balance sheet of the Borrower as at the end of such period and related company-prepared consolidated and consolidating statements of income, cash flows and retained earnings for the Borrower for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

     all such financial statements to fairly present in all material respects the financial condition and results from operations of the entities and for the periods specified and to be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim statements, to normal recurring year-end audit adjustments) applied consistently throughout the periods reflected therein and further accompanied by management discussion and analysis thereof, and by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

     Section 5.2. Certificates; Other Information.

     Furnish to the Administrative Agent (in a sufficient number of copies for each of the Lenders):

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, (i) an updated copy of
     Schedule 3.22 if any new Material Contract has been entered into since the Closing Date or since Schedule 3.22 was last updated, as applicable, (ii) a certificate of a Responsible Officer substantially in the form of Exhibit G stating that (A) such financial statements present fairly the financial position of the Borrower and its consolidated subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis, (B) the Borrower during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and (C) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (iii) an updated copy of the investment portfolio valuation report prepared for the Borrower by Houlihan, Lokey, Howard & Zukin;

          (c) within thirty (30) days after the same are sent, copies of all material reports (other than those otherwise provided pursuant to Section
     5.1 and those which are of a promotional nature) and other material financial information which the Borrower sends to its shareholders;

          (d) promptly upon receipt thereof, a copy or summary of any other report or "management letter" submitted or presented by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person;

          (e) promptly upon receipt thereof, copies of all notices delivered to the Borrower, including any notice regarding material litigation, environmental matters or the withdrawal of any permits;

          (f) promptly upon their becoming available, copies of (i) all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower and its Subsidiaries and (ii) any non-routine correspondence or official notices received by the Borrower or any of its Subsidiaries from any federal, state or local governmental authority which regulates the operations of the Borrower and its Subsidiaries;

          (g) promptly and in any event within one (1) Business Day, after any Credit Party has knowledge of any failure by the Custodian to perform or observe any term, covenant or agreement on its part to be performed under the Custody Agreement, which failure could reasonably be expected to give rise to a Material Adverse Effect with respect to the Borrower, written notice thereof executed by a Responsible Officer of the Borrower;

          (h) promptly upon its receipt of and contemporaneously with its giving of any notice relating to the termination of the Management Agreement, the Custody Agreement or the Control Agreement, copies of any such notice;

          (i) once every two (2) weeks (with delivery occurring on a Friday, commencing with Friday, August 4, 2006), a Borrowing Base Certificate;

          (j) from time to time upon the request of the Administrative Agent, the Borrower shall, or shall cause the Custodian to deliver a report identifying the locations of any Collateral relating to the Borrower which is in the possession of or is maintained in securities accounts with an agent or sub-custodian of the Custodian which report shall specify the Collateral held by each such agent or sub-custodian;

          (k) promptly and in any event within one (1) Business Day, after any Credit Party has knowledge of any of their Subsidiaries having defaulted in the payment when due or in the performance or observance of any obligation or condition of any contract and such failure to pay or perform or observe such other obligation or condition continues unremedied for a period of thirty (30) days after notice of the occurrence of such default unless, but only as long as, the existence of any such default is being contested by such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Subsidiary to the extent required by GAAP;

          (l) from time to time upon the request of the Administrative Agent (which shall in no event be more frequent than once per fiscal year of the Borrower), the Borrower shall cause to be delivered a valuation report of an independent party other than Houlihan, Lokey, Howard & Zukin;

          (m) promptly upon receipt thereof, notice that any Governmental Authority has notified the Borrower that it is or may be the subject of an investigation, whether formal or informal, with respect to any Anti-Terrorism Laws applicable to the Borrower;

          (n) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

     Section 5.3. Payment of Taxes and Other Obligations.

     Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its taxes (Federal, state, local and any other taxes) and other obligations and liabilities of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

     Section 5.4. Maintenance of Existence.

     Preserve, renew and keep in full force and effect its existence and good standing and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and to maintain its goodwill.

     Section 5.5. Maintenance of Property; Insurance.

          (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

          (b) Maintain with financially sound and reputable insurance companies insurance on all its property (including its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same geographical area by companies engaged in the same or a similar business (including business interruption insurance); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The present insurance coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.5(b).

          (c) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed unless such Credit Party shall have reasonably determined that such repair or replacement of the affected Collateral is not economically feasible or is not deemed in the best business interest of such Credit Party.

     Section 5.6. Inspection of Property; Books and Records; Discussions.

     Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable notice and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of the Credit Parties and with their independent certified public accountants.

     Section 5.7. Notices.

     Immediately upon the occurrence of an event or condition consisting of a Default or Event of Default, give written notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of the occurrence thereof, and promptly (but in no event later than five (5) Business Days after any Credit Party obtains actual knowledge thereof) give written notice of the following to the Administrative Agent (which shall promptly transmit such notice to each Lender):

          (a) the occurrence of any default or event of default under any Contractual Obligation of any of the Credit Parties which could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $500,000;

          (b) any litigation, or any investigation or proceeding, affecting any of the Credit Parties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (c) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan or a Multiemployer Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party or any Commonly Controlled Entity to terminate a Plan or by the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Multiemployer Plan;

          (d) any notice of any violation received by any Credit Party from any Governmental Authority;

          (e) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

          (f) any attachment, judgment, lien, levy or order exceeding $500,000 that may be assessed against or threatened against any Credit Party other than Permitted Liens; and

          (g) any other development or event which could reasonably be expected to have a Material Adverse Effect

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the applicable Credit Party proposes to take with respect thereto. In the case of any notice of a Default or Event of

Default, the applicable Credit Party shall specify that such notice is a Default or Event of Default notice on the face thereof.

     Section 5.8. Environmental Laws.

          (a) Comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

          (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder.

     Section 5.9. Compliance with Law.

     Comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including Anti-Terrorism Laws), except to the extent noncompliance with any such law, rule, regulation, order or restriction could not reasonably be expected to have a Material Adverse Effect.

     Section 5.10. Pledged Assets.

          (a) Subject to the terms and conditions of the Security Documents, cause 100% of the Capital Stock in each of the Borrower's direct Domestic Subsidiaries and 65% of the Capital Stock in each of the Borrower's direct Foreign Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.

          (b) Subject to the terms and conditions of the Security Documents, if, subsequent to the Closing Date, the Borrower shall acquire any real property or any securities, instruments, chattel paper or other personal property required for perfection to be delivered to the Administrative Agent as Collateral hereunder or under any of the Security Documents, the Borrower shall promptly (and in any event within three (3) Business Days) notify the Administrative Agent of same. The Borrower shall take such action at its own expense as requested by the Administrative

     Agent (including any of the actions described in Section 4.1(c) or (d) hereof) to ensure that the Administrative Agent has a first priority perfected Lien to secure the Obligations in (i) all personal property of the Borrower located in the United States, (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, all other personal property of the Borrower, subject in each case only to Permitted Liens and (iii) all real property of the Borrower located in the United States. The Borrower shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Documents.

     Section 5.11. Custody and Control.

     At all times, the Borrower shall cause all of its Assets to be custodied with the Custodian pursuant to the Custody Agreement, and to be subject to such Custodian's control and custody in accordance with the Control Agreement. It is hereby agreed that within thirty (30) days of the Closing Date, the Borrower will cause any assets of each Subsidiary Pledgor (such assets of the Subsidiary Pledgors that have been credited to the Collateral Account being the "Subsidiary Investment Property" and, together with any securities entitlements with respect to such Subsidiary Investment Property being credited to the Collateral Account, together with any Proceeds thereon, the "Subsidiary Collateral") to be removed from the Collateral Account. If any portion of the Subsidiary Collateral is removed from the Collateral Account at any time and for any reason, the Liens of the Administrative Agent with respect to such portion of the Subsidiary Collateral, shall automatically terminate and be released. Upon the removal of
(i) all of any Subsidiary Pledgor's Subsidiary Collateral from the Collateral Account, the Domestic Subsidiary Security Agreement shall automatically terminate with respect to such Subsidiary Pledgor and the Administrative Agent and the other secured parties thereunder shall, upon the request and at the expense of such Subsidiary Pledgor, forthwith release all of the Liens and security interests granted thereunder with respect to such Subsidiary Pledgor's Subsidiary Collateral and the Borrower is hereby authorized to execute and/or deliver all UCC termination statements and/or other documents reasonably requested by such Subsidiary Pledgor evidencing such termination. and (ii) all of the Subsidiary Collateral from the Collateral Account, the Domestic Subsidiary Security Agreement shall be automatically terminated, and the Administrative Agent and the other secured parties thereunder shall, upon the request and at the expense of the Subsidiary Pledgors, forthwith release all of the Liens and security interests granted thereunder with respect to such Subsidiary Collateral and the Borrower is hereby authorized to execute and/or deliver all UCC termination statements and/or other documents reasonably requested by the Subsidiary Pledgors evidencing such termination. Upon such termination, all rights and obligations of each Subsidiary Pledgor, or the Subsidiary Pledgors (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) shall cease and terminate and references from and after such termination to "Credit Party", "Credit Parties", "any Credit Party, "the Borrower or any other Credit Party", "the Borrower and/or the other Credit Parties" and comparable terms shall be to "the Borrower".

     Section 5.12. Covenants Regarding Patents, Trademarks and Copyrights.

          (a) Take all necessary actions, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each item of Intellectual Property of the Borrower and its Subsidiaries, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

          (b) In the event that the Borrower becomes aware that any Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect, the Borrower shall notify the Administrative Agent promptly after it learns thereof and shall, unless the Borrower or the relevant Subsidiary, as the case may be, shall reasonably determine that such Intellectual Property is not material to the business of the Borrower and its Subsidiaries taken as a whole, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Borrower or such Subsidiary, as the case may be, shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

     Section 5.13. Lien Waivers.

     Assist the Administrative Agent in obtaining executed lien waivers from the landlord(s) from whom the Borrower leases the space used for its corporate headquarters.

     Section 5.14. Investment Company Act.

     At all times comply with any Borrowing Limit and the RIC/BDC Requirements.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Loan or Note remains outstanding and unpaid and the Obligations under the Credit Documents, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Credit Parties shall not, nor shall they permit any of their Subsidiaries to:

     Section 6.1. Indebtedness.

     Without the express written consent of the Administrative Agent, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness existing as of the Closing Date as described on
     Schedule 6.1(b) hereto) and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

          (c) Indebtedness incurred as a result of Treasury Trades;

          (d) Indebtedness and obligations owing under Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (e) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary or of the Borrower to any Subsidiary; provided that all such Indebtedness of the Borrower shall be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

          (f) Guaranty Obligations of a Credit Party relating to Contractual Obligations of another Credit Party; provided, that there will be a corresponding reduction in the available Committed

     Amount equal to the amount of any such Guaranty Obligations; provided, further, that at no time shall the aggregate amount of all such Guaranty Obligations exceed $10,000,000; and

          (g) other unsecured Indebtedness of a Credit Party which does not exceed $25,000 in the aggregate at any time outstanding.

     Section 6.2. Liens.

     Contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its assets in violation of this Section 6.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the benefit of the Lenders.

     Section 6.3. Nature of Business.

     Alter the character of their business in any material respect from that conducted as of the Closing Date.

     Section 6.4. Consolidation, Merger, Sale or Purchase of Assets, etc.

          (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of all or any of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

               (i) Specified Sales;

               (ii) dispositions of property or assets giving rise to a Recovery Event;

               (iii) the sale, lease or transfer of property or assets from any Subsidiary to the Borrower or to another Subsidiary (including the liquidation of any Subsidiary into another Subsidiary);

               (iv) the termination of any Hedging Agreement permitted pursuant to Section 6.1; and

               (v) other sales, leases or transfers of property or assets in an amount not to exceed $100,000 individually or $250,000 in the aggregate during the term of this Credit Agreement; or

          (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), or enter into any transaction of merger or consolidation, except for (i) Investments or acquisitions permitted pursuant to Section 6.5, and (ii) the merger or consolidation of the Borrower or one of its Subsidiaries with and into any Subsidiary; provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation.

     Section 6.5. Advances, Investments and Loans.

     Lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for, subject to and pursuant to Section 3.11, New Investments and Permitted Investments;

     Section 6.6. Transactions with Affiliates.

     Enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

     Section 6.7. Ownership of Subsidiaries; Restrictions.

     Create, form or acquire any Subsidiaries, except for Domestic Subsidiaries which are formed to hold Eligible Investments on behalf of the Borrower. The Credit Parties and their Subsidiaries will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of its Subsidiaries, nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.4(a).

     Section 6.8. Fiscal Year; Organizational Documents; Material Contracts.

     Change its fiscal year. None of the Credit Parties will amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) or operating agreement in any respect adverse to the Lenders without the prior written consent of the Required Lenders. Neither the Borrower or any of its Subsidiaries will, without the prior written consent of the Administrative Agent, amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of the Material Contracts (other than the Management Agreement), except in the event that such amendments, modifications, cancellations or terminations or failure to renew could not reasonably be expected to have a Material Adverse Effect.

     Section 6.9. Limitation on Restricted Actions.

     Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a) through (d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

     Section 6.10. Restricted Payments.

     Directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, and (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through its Subsidiaries).

     Section 6.11. Prepayments of Indebtedness, etc.

     After the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness or to the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

     Section 6.12. Modification to Investment Documents.

     Amend, modify, waive or terminate any terms or conditions of any underlying documents with respect to Investments and New Investments, if such amendment, modification, waiver or termination in the aggregate could reasonably be expected to have a materially adverse effect in the aggregate on such Investment or New Investment, or amend, modify, waive or terminate and terms or conditions of the Management Agreement without the prior written consent of the Administrative Agent.

     Section 6.13. No Further Negative Pledges.

     Enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, and
(c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

     Section 6.14. Distributions.

     Declare, pay or make any dividend or distribution on any shares of capital stock or other securities during the continuation of an Event of Default without the express written consent of the Administrative Agent.

     Section 6.15. Deposit Accounts.

     Establish any new deposit accounts (other than payroll, employee benefits and other similar trust accounts) without prior written notice to the Administrative Agent and unless the Administrative Agent and the bank at which the account is to be opened enter into a control agreement substantially in the form of Exhibit K and reasonably acceptable to the Administrative Agent.

     Section 6.16. Payment Instructions.

     The Borrower shall not, without the prior written consent of the Administrative Agent, change any of the payment instructions set forth in
Section 3.24.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     Section 7.1. Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment Default. The Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan or Note or any fee or other Obligation when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof and such failure shall continue unremedied for three (3) Business Days.

          (b) Misrepresentation. Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

          (c) Covenant Default. (i) Any Credit Party or the Custodian shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2, 5.4, 5.7, 5.10, 5.11 or
     Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply is not cured within ten (10) days of its occurrence.

          (d) Debt Cross-Default. (i) Any Credit Party shall default in any payment of principal of or interest on any Indebtedness (other than the Loans) in a principal amount outstanding of at least $1,000,000 for the Borrower and any of its Subsidiaries in the aggregate beyond any applicable grace period, if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) any Credit Party shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Obligations) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (iii) any Credit Party shall breach or default under any Secured Hedging Agreement.


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

          (e) Other Cross-Defaults. Any Credit Party shall default in the payment when due or in the performance or observance of any obligation or condition of any Material Contract and such failure to pay or perform or observe such other obligation or condition continues unremedied for a period of thirty (30) days after notice of the occurrence of such default unless, but only as long as, the existence of any such default is being contested by the Borrower or such Credit Party in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower to the extent required by GAAP.

          (f) Bankruptcy Default. (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

          (g) Judgment Default. One or more judgments, orders, decrees or arbitration awards shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $1,000,000 or more and all such judgments, orders, decrees or arbitration awards shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

          (h) ERISA Default. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" of $1,000,000 or more (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity,
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) the Borrower or any Commonly Controlled Entity shall initiate action to terminate any Single Employer Plan for purposes of Title IV of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect.

          (i) Change of Control. A Change of Control shall have occurred.

          (j) Failure of Credit Documents. This Credit Agreement or any other Credit Document or any provision hereof or thereof shall cease to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby, or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm such Person's obligations under this Credit Agreement or any other Credit Document.

          (k) Collateral. The Administrative Agent shall, for any reason cease to have a valid and perfected first priority security interest in the Collateral, subject to Permitted Liens, or the Custodian shall not have custody and control, as contemplated under the Control Agreement, of any material portion of such Collateral.

     Section 7.2. Acceleration; Remedies.

     Upon the occurrence and during the continuation of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(f) above, automatically the Commitments shall immediately terminate and the Loans and any Note (with accrued interest thereon), and all other amounts under the Credit Documents shall immediately become due and payable, and (b) if such event is any other Event of Default, subject to the terms of Section 8.5, with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) by notice of default to the Borrower declare the Loans and any Note (with accrued interest thereon) and all other amounts owing under this Credit Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) deliver a Notice of Exclusive Control to the Custodian in respect of the Collateral of the Borrower; (iv) instruct the Custodian to deliver any or all of the Collateral to the Administrative Agent or its designees and otherwise give all instructions and entitlement orders to the Custodian regarding such Collateral; (v) enforce the Borrower's rights and remedies under the Custody Agreement with respect to the Collateral; and/or (vi) exercise on behalf of the Lenders all of its other rights and remedies under this Credit Agreement, the other Credit Documents and applicable law. Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Credit Parties.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     Section 8.1. Appointment.

     Each Lender hereby irrevocably designates and appoints HSH Nordbank as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes HSH Nordbank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.

     Section 8.2. Delegation of Duties.

     The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

     Section 8.3. Exculpatory Provisions.

     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Credit Party of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of any Credit Party.

     Section 8.4. Reliance by Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an executed Commitment Transfer Supplement has been filed with the Administrative Agent pursuant to Section 9.6(c) with respect to the Loans evidenced by such promissory note. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit


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

     Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holder of Notes.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

     Section 8.5. Notice of Default.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

     Section 8.6. Non-Reliance on Administrative Agent and Other Lenders.

     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Credit Party and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     Section 8.7. Indemnification.

     The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is


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

sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Credit Agreement and payment of the Loans and all other amounts payable hereunder.

     Section 8.8. The Administrative Agent in Its Individual Capacity.

     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     Section 8.9. Successor Administrative Agent.

     The Administrative Agent may resign as Administrative Agent upon 30 days' prior written notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor agent shall be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing, whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent shall have the right, on behalf of the Lenders, to appoint a successor administrative agent, which successor shall be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing; provided that such successor administrative agent has minimum capital and surplus of at least $500,000,000. If no successor administrative agent has accepted appointment as Administrative Agent within sixty (60) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the indemnification provisions of this Credit Agreement and the other Credit Documents and the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.


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

     Section 8.10. Other Agents.

     None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "book runner," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right (except as expressly set forth herein), power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1. Amendments, Waivers and Release of Collateral.

     Neither this Credit Agreement, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may the Borrower be released except in accordance with the provisions of this Section 9.1. The Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with any Credit Party written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of any Credit Party hereunder or thereunder or (b) waive, on such terms and conditions as the Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

               (i) reduce the amount or extend the Commitment Termination Date, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.5(b) which shall be determined by a vote of all the Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.4(b), nor any amendment of Section 2.4(b) or the definitions of Asset Disposition, Debt Issuance, Equity Issuance, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Loan or Note; or

               (ii) amend, modify or waive any provision of this Section 9.1 without the written consent of all the Lenders; or

               (iii) amend, modify or waive any provision of Article VIII without the written consent of the Administrative Agent; or

               (iv) release the Borrower from its obligations hereunder, without the written consent of all of the Lenders and any Hedging Agreement Provider; or


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

               (v) release all or substantially all of the Collateral without the written consent of all of the Lenders and any Hedging Agreement Provider; or

               (vi) subordinate the Loans to any other Indebtedness without the written consent of all of the Lenders; or

               (vii) permit the Borrower to assign or transfer any of its rights or obligations under this Credit Agreement or other Credit Documents without the written consent of all of the Lenders; or

               (viii) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of all the Lenders without the written consent of all the Lenders; or

               (ix) amend, modify or waive the order in which Obligations are paid in Section 2.8(b) without the written consent of each Lender directly affected thereby; or

               (x) without the consent of all the Lenders, amend, modify or waive Section 4.2 or any other provision of this Credit Agreement if the effect of such amendment or waiver is to require Lenders to make Loans when such Lenders would not otherwise be required to do so; or

               (xi) amend or modify the definition of Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby;

     provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action.

     Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, and the Administrative Agent. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of


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Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     Section 9.2. Notices.

          (a) Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic communications as provided below), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

          The Borrower
          and the other
          Credit Parties:

                             Prospect Energy Corporation
                             10 East 40th Street
                             New York, New York 10016
                             Attention: David Losch
                             Telecopier: (212) 448-9652
                             Telephone: (212) 448-0702, ext. 12

          with a copy to:

                             Clifford Chance US LLP
                             31 West 52nd Street
                             New York, New York 10019
                             Attention: Alan M. Christenfeld, Esq.
                             Telecopier: (212) 878-8375
                             Telephone: (212) 878-8000

          The Administrative
          Agent:             HSH Nordbank AG, New York Branch
                             230 Park Avenue
                             New York, New York 10169
                             Attention: Steven R. Pottle, Vice President
                             Structured Finance - Energy & Infrastructure
                             Telecopier: (212) 407-6811
                             Telephone: (212) 407-6041

     provided, that notices given by the Borrower pursuant to Section 2.1 or
     Section 2.6 hereof shall be effective only upon receipt thereof by the Administrative Agent.

          (b) Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements, annual and quarterly compliance


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

     information and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and
     (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     Section 9.3. No Waiver; Cumulative Remedies.

     No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 9.4. Survival of Representations and Warranties.

     All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder have been paid in full.

     Section 9.5. Payment of Expenses and Taxes; Indemnification.

     The Borrower agrees (a) to pay or reimburse the Administrative Agent and Arranger for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, and any such other documents, including the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel),
(c) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent and Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or


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

consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and Arranger and their Affiliates, and each of their respective partners, directors, officers, employees, agents and advisors, harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided, that the Borrower shall not have any obligation hereunder to the Administrative Agent, the Arranger or any Lender or their Affiliates with respect to indemnified liabilities arising from the bad faith, gross negligence or willful misconduct of the Administrative Agent, Arranger or such Lender or their Affiliates, as determined by a court of competent jurisdiction. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

     Section 9.6. Successors and Assigns; Participations; Purchasing Lenders.

          (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder, in each case in minimum amounts of $5,000,000 (or, if less, the entire amount of such Lender's Obligations, Commitments or other interests). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the Commitment Termination Date (other than pursuant to any extension of the Commitment Termination Date pursuant to Section 2.3(b)) (it is understood and agreed that no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.4(b), nor any amendment of Section 2.4(b) or the definitions of Asset Disposition, Debt Issuance, Equity Issuance, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Loan), or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of a Participant if such Participant's participation is not increased as a result thereof), (ii) release the Borrower from its obligations under the applicable Security Documents, (iii) release all or substantially all of the Collateral, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the


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

     other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, that each Participant shall be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, sell or assign to any Lender or any affiliate thereof and with the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld), to one or more additional banks, insurance companies or other financial institutions or any funds investing in bank loans ("Purchasing Lenders"), all or any part of its rights and obligations under this Credit Agreement in minimum amounts of $5,000,000 (or, if less, the entire amount of such Lender's Obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that any sale or assignment to an existing Lender, an Affiliate of an existing Lender or an Approved Fund shall not require the consent of the Administrative Agent or the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for any Note delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be dated as of the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled".

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender (except for any assignment by a Lender to an Affiliate of such Lender), as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement and (ii) record the information contained therein in the Register.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Credit Parties and their Affiliates which has been delivered to such Lender by or on behalf of a Credit Party pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of a Credit Party in connection with such Lender's credit evaluation of the Credit Parties and their Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15.

          (g) At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.14 Certificate) described in Section 2.14.

          (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement to any Federal Reserve Bank in accordance with applicable laws.

     Section 9.7. Adjustments; Set-off.

          (a) Each Lender agrees that if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law (including other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any other Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Obligations of the Borrower or any other Credit Party to such Lender hereunder and claims of every nature and description of such Lender against the Borrower or any other Credit Party, in any currency, whether arising hereunder, under any other Credit Document or any Secured Hedging Agreement provided by such Lender pursuant to the terms of this Credit Agreement, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower or any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or any other Credit Party or against anyone else claiming through or against the Borrower or any other Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 9.8. Table of Contents and Section Headings.

     The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

     Section 9.9. Counterparts.

     This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     Section 9.10. Effectiveness.

     This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section
9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     Section 9.11. Severability.

     Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 9.12. Integration.

     This Credit Agreement represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein.

     Section 9.13. Governing Law.

     This Credit Agreement and the rights and obligations of the parties under this Credit Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, including New York General Obligations Law Sections 5-1401 and 5-1402 but otherwise without regard to conflicts of law principles.

     Section 9.14. Consent to Jurisdiction and Service of Process.

     Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document shall be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. The Borrower irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect. Each of the Borrower, the Administrative Agent and the Lenders irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

     Section 9.15. Confidentiality.

     The Administrative Agent and each of the Lenders agrees that, without the prior consent of the Borrower, it will use its best efforts not to disclose any information with respect to the Credit Parties which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) to its employees, Affiliates, auditors and counsel or to another Lender, (b) as has become generally available to the public other than by a breach of this Section 9.15, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Controller of Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors, (d) as may be required or appropriate in


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

response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (e) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6; provided, that such prospective transferee shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (f) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications, or ), and (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Secured Hedging Agreement.

     Section 9.16. Acknowledgments.

     The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of creditor and debtor; and

          (c) no joint venture exists among the Lenders or among the Credit Parties and the Lenders arising out of or in connection with the Credit Agreement or any other Credit Document.

     Section 9.17. Waivers of Jury Trial; Waiver of Consequential Damages.

     THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Each of the Borrower, the Administrative Agent and the Lenders agree not to assert any claim against any other party to this Credit Agreement or any of their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

     Section 9.18. PATRIOT Act Notice.

     Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                               Prospect Energy Corporation, a Maryland
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           REVOLVING CREDIT AGREEMENT

ADMINISTRATIVE AGENT:                   HSH NORDBANK AG, NEW YORK BRANCH,
                                        as Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           REVOLVING CREDIT AGREEMENT

LENDERS:                                HSH NORDBANK AG, NEW YORK BRANCH,
                                        as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           REVOLVING CREDIT AGREEMENT